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                EXHIBIT 99.2 - INSTRUCTIONS FOR PURCHASING STOCK

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.

                                  INSTRUCTIONS
                                       FOR
                                   PURCHASING
                                      STOCK

                 [COASTAL CARIBBEAN OILS & MINERALS, LTD. LOGO]
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The following instructions are intended to assist you in completing the enclosed
SUBSCRIPTION CARD. We urge you to read the enclosed PROSPECTUS before completing the SUBSCRIPTION CARD.

IF AFTER READING THESE INSTRUCTIONS YOU HAVE ADDITIONAL QUESTIONS ABOUT FILLING OUT THE SUBSCRIPTION CARD PLEASE CALL STRATEGIC STOCK SURVEILLANCE, LLC. CALL TOLL-FREE ____________

Please refer to the Sample Subscription Card for the location of the circled numbers that are referred to in the instructions.

STEP 1


You are entitled to purchase one share for every four shares of common stock you held of record at the close of business on June ___, 2002. The number of shares you own of record, multiplied by 25%, is printed in the upper right hand corner of the SUBSCRIPTION CARD (1). For example, if you own of record 100 shares, then the number 25 is printed as the GUARANTEED ALLOTMENT. When you have determined the number of shares you wish to purchase from the Guaranteed Allotment, enter that amount in Box A (2).


STEP 2

If you have subscribed for the entire amount of your Guaranteed Allotment
(1), then you may also subscribe for the purchase of additional shares which are not subscribed for by other shareholders. If you wish to purchase additional shares, please enter the number you wish to purchase in Box B (3). In the event that shareholder over-subscription requests exceed the total shares available in the Contingent Allotment, shares will be issued to you on a pro rata basis, and appropriate refunds will be made by the subscription agent.

STEP 3

Multiply the amount in Box A times $.50 (the subscription price per share) and enter the result in Box D (4).

STEP 4

Multiply the amount, if any, in Box B times $.50 (the subscription price per share) and enter the result in Box E (5).

STEP 5

Add the amount, if any, in Box D (4) and the amount due, if any, in Box E
(5) AND ENTER THE TOTAL IN BOX F (6).

STEP 6

Make check payable to American Stock Transfer & Trust Company for the amount due in Box F (6).

STEP 7

Sign the SUBSCRIPTION CARD in the area indicated (7). All registered owners must sign exactly as their names appear on the SUBSCRIPTION CARD (8).

STEP 8


Send the completed SUBSCRIPTION CARD and check in payment of amount due to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, N.Y. 10038. Properly completed SUBSCRIPTION CARDS and checks must be received by 4:30 p.m. New York City Time on July ___, 2002.


A postage paid REPLY ENVELOPE is provided for your convenience in returning your SUBSCRIPTION CARD and payment.
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        Nontransferable Subscription Card            GUARANTEED ALLOTMENT 00 (1)
     COASTAL CARIBBEAN OILS & MINERALS, LTD.

NONTRANSFERABLE


            VOID UNLESS DELIVERED IN ACCORDANCE WITH THE TERMS OF THE PROSPECTUS BEFORE 4:30 P.M., EASTERN DAYLIGHT TIME, ON JULY __, 2002


         Please fill in the amount due and number of shares you wish to purchase, which, in the case of the guaranteed allotment, may not exceed the amount set forth in the upper right hand corner of this card. Refunds, as set forth in the Prospectus, will be made by the subscription agent in the event the offering is oversubscribed.


               1 2 3 4 5 6 7 8 9 0
           (8) JOHN J. AND MARY DOE
               241 MAIN STREET
               HARTFORD, CT  06106

                                                                     (1)                      (2)
                                                    ---------------------------------------------------------
                                                                    Shares                  Amount due
                                                    Allotment    Subscribed For           ($.50 x col 1)
                                                    ---------------------------------------------------------
                                                (2) Guaranteed       00            A          $ 00          D     (4)
                                                    ---------------------------------------------------------
                                                (3) Contingent      000            B          $000          E     (5)
                                                    ---------------------------------------------------------
                                                    Total           000            C          $000          F     (6)
                                                    ---------------------------------------------------------

                                                    BE SURE TO COMPLETE BOTH SIDES
                                                    OF THIS CARD BEFORE MAILING



RETURN TO THE SUBSCRIPTION AGENT:


To exercise your subscription rights, complete both sides of this card and return it with full payment with checks payable to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038. Delivery must be made before 4:30 p.m., New York City Time, New York, NY on July __, 2002.


                  I (We) hereby subscribe for the number of shares of the common stock of Coastal Caribbean Oils & Minerals, Ltd., as indicated in Column (1) on the opposite side of this subscription card and in accordance with the terms specified in the Prospectus relating hereto, receipt of which is hereby acknowledged.

                  John J Doe                        Mary Doe
                  ----------------------------      ----------------------------
                  Signature of Shareholder     (7)  Signature of Shareholder
                                                    (If jointly held)

           BE SURE TO COMPLETE BOTH SIDES OF THIS CARD BEFORE MAILING